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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              EGGHEAD.COM, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common stock, par value $.01 per share of Egghead.com, Inc. ("Egghead"), and options to acquire Egghead common stock.
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     (2) Aggregate number of securities to which transaction applies:
         Up to 30,787,980 shares of Egghead common stock and 3,356,582 shares of Egghead common stock subject to options and purchase rights.
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee of $43,291 was calculated pursuant to Rule 0-11(c)(1)
         of the Exchange Act, by multiplying 1/50 of 1% of the value of the Egghead common stock to be received by Onsale, Inc., in the transaction. The value of the Egghead common stock was determined to be $216,454,416 in accordance with Rule 0-11(a)(4) of the Exchange Act based on the average high and low prices of Egghead common stock reported on the Nasdaq Market.
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     (4) Proposed maximum aggregate value of transaction: $216,454,416

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     (5) Total fee paid: $43,291

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

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     (2) Form, Schedule or Registration Statement No.: N/A
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     (3) Filing Party: N/A
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     (4) Date Filed: N/A
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Notes:

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Egghead.com, Inc. is filing these additional materials pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended. Egghead intends to make these materials available to certain of its shareholders on November 10, 1999.



November 10, 1999

Dear FORMER OR CURRENT Egghead Shareholder:

We recently sent you a duplicate proxy to vote in connection with the pending Egghead and Onsale merger. Our records indicate that you have not yet voted. PLEASE VOTE WHETHER OR NOT YOU CURRENTLY OWN THE SHARES. YOUR VOTE IS VITAL TO THE SUCCESSFUL COMPLETION OF THE PROPOSED MERGER.

          WE BELIEVE THIS MERGER IS CRITICAL TO THE FUTURE OF EGGHEAD

                    AND ONLY YOUR VOTE CAN MAKE IT HAPPEN!

You were the shareholder of record on September 20, 1999, the record date. Only record date shareholders are eligible to vote. THIS MEANS THAT IF YOU DON'T VOTE THE SHARES THEY WILL NOT BE COUNTED. BY NOT VOTING YOU ARE IN EFFECT VOTING AGAINST THE MERGER. We urge you to take a minute of your time to vote the proxy you recently received. Simple Telephone or Internet voting instructions accompanied the proxy.

            THIS MERGER CANNOT TAKE PLACE WITHOUT YOUR HELP. PLEASE

                            VOTE YOUR PROXY TODAY.

If you have any questions or require assistance, please call our proxy solicitors, MackenziePartners, at (800) 322 -2885.

Thank you for your support.

/s/ George P. Orban

George P. Orban
Chairman of the Board of Directors
And Chief Executive Officer
(888) 598-0010